Exhibit 99.1

Stockholders Approve All Proxy Proposals at OPNET Technologies, Inc.’s Annual Meeting of Stockholders

BETHESDA, MD – September 15, 2010 – OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of IT Service Assurance solutions, today announced that its stockholders voted in favor of all proxy proposals set forth in the proxy statement and discussed at the Company’s Annual Meeting of Stockholders, held at OPNET’s headquarters in Bethesda, Maryland on September 13, 2010 (the “Annual Meeting”).

Those who held shares of the Company’s common stock at the close of business on July 20, 2010, the record date for the Annual Meeting, were entitled to vote on the matters set forth on the proxy card and explained in the proxy statement. The matters approved at the annual Meeting were the election of Ronald W. Kaiser as a Class I director to hold office until the 2013 Annual Meeting and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of IT Service Assurance solutions. For more information about OPNET and its products, please visit www.opnet.com.

OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

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Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:
Margarita Castillo	Mel F. Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(240) 497-3000	(240) 497-3000
Media@opnet.com	ir@opnet.com